UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 9, 2010

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and are therefore omitted.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2010, the Governance/Nominating Committee of Urologix, Inc. (the “Company”) recommended and the Board of Directors of the Company approved changes in the composition of each of the committees of the Board.  As of November 9, 2010, the composition of these committees is as follows:

▪	The Audit Committee shall be comprised of three directors, Patrick D. Spangler (Chair), Sidney W. Emery, Jr. and Christopher R. Barys;

▪	The Compensation Committee shall be comprised of three directors, Messrs. Emery (Chair), Spangler and Barys; and

▪	The Governance/Nominating Committee shall be comprised of three directors, Messrs. Barys (Chair), Emery and Spangler.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) on November 9, 2010 at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota, beginning at 3:00 p.m., local time.  Of the 14,513,672 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 13,132,283 shares were present either in person or by proxy.  The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1.  To elect one (1) director of the Company to hold office for a term of three years or until his successor has been elected and shall qualify.

Nominee	For	Withhold	Broker Non-Vote
Christopher R. Barys	5,713,334	47,056	7,371,893

Proposal 2.  To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2011.

For	Against	Abstain	Broker Non-Vote
13,084,217	42,595	5,471	-0-

As a result, Christopher R. Barys was elected as a director of the Company and the appointment of KPMG LLP was ratified and approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer

Date: November 12, 2010